Exhibit 99.1

EXECUTIVE CONTINUITY AGREEMENT

THIS EXECUTIVE CONTINUITY AGREEMENT (“Agreement”) made and entered into as of the 7th day of December, 2009, by and between SUN HYDRAULICS CORPORATION, a Florida corporation (the “Company”) and ALLEN J. CARLSON, an individual residing in Sarasota, Florida (“Executive”).

W I T N E S S E T H:

WHEREAS, Executive is the President and Chief Executive Officer of the Company; and

WHEREAS, the Company wishes to assure both itself and Executive of continuity of management in the event of any actual or threatened change in control of the Company;

NOW, THEREFORE, in consideration of the foregoing recitals and the agreements of the parties contained herein, the parties do hereby agree as follows:

1. Purpose and Intent. The Board of Directors of the Company (the “Board”) recognizes that the possibility of a Change in Control (as hereinafter defined) of the Company exists and that such possibility, and the uncertainty and questions which it necessarily raises may result in the departure or distraction of the Executive to the detriment of the Company and its shareholders in this period when their undivided attention and commitment to the best interests of the Company and its shareholders are particularly important. Accordingly, the Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of Executive to his assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change in Control. This Agreement is not intended to alter materially the compensation and benefits that Executive could reasonably expect in the absence of a change in control and, accordingly, this Agreement, although taking effect upon the parties’ execution hereof, will be operative only upon a Change in Control of the Company.

2. Term of Agreement. This Agreement shall be effective upon the execution by the parties, and shall remain in effect until the date Executive’s employment by the Company is terminated; provided, however, that if Executive’s employment is terminated following, or in anticipation of, a Change in Control, the term shall continue in effect until all payments and benefits have been made or provided to Executive under this Agreement.

3. Termination Following Change in Control. For purposes of this Agreement only, a termination of Executive’s employment following a Change in Control (“Termination Following Change in Control”) shall be deemed to occur if at any time during the one-year period immediately following a Change in Control:

(c) there has been an actual termination by the Company of Executive’s employment, other than (i) “For Cause” (as defined in Section 7 below), (ii) Executive’s death, or (iii) on account of an accident or illness which renders Executive unable, for a period of at least six (6) consecutive months, to perform the essential functions of his job notwithstanding the provision of reasonable accommodation by the Company;

(d) the Company reduces Executive’s salary, reward opportunities (which will be evaluated in light of the performance requirements therefor), or other compensation, or deprives Executive of any material fringe benefit, without his prior express written approval; or

(c) any material breach by the Company of any provision of this Agreement.

4. Change in Control. A Change in Control will be deemed to have occurred if:

(e) any “person” as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”), is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding equity securities (“Equity Securities”);

(f) during any period of two consecutive years, individuals who, at the beginning of such period, constituted the Board cease, for any reason, to constitute at least a majority thereof, unless the election or nomination for election for each new director was approved by the vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of the period;

(g) there is a merger or consolidation of the Company in which the Company does not survive as an independent public company other than a merger of the Company in which the holders of Equity Securities immediately prior to the merger have the same proportionate ownership of Equity Securities of the surviving company immediately after the merger; or

(h) the business or businesses of the Company for which Executive’s services are principally performed are disposed of by the Company pursuant to a partial or complete liquidation of the Company, a sale of assets (including stock of a subsidiary) of the Company, or otherwise.

5. Compensation Upon Termination Following Change in Control.

(a) Subject to the terms of this Agreement, upon a Termination Following Change in Control during the term of this Agreement, Executive shall be entitled to (i) a lump sum payment, within 15 days following the date of such termination, in an amount equal to two times the sum of (A) the amount of the Executive’s annual salary at the time of termination plus (B) the cash value at the time of grant of the annual long-term compensation award to the Executive, if any, granted during the current fiscal year or, if the Compensation Committee of the Board of Directors has not yet met to consider the annual long-term compensation award to the Executive for the current fiscal year, then the cash value at the time of grant of the annual long-term compensation award to the Executive, if any, granted during the immediately preceding fiscal year; (ii) immediate vesting of and an extended period of at least one year following the date of such termination in which to exercise all previously granted but unvested and/or unexercised options to acquire Company stock; (iii) immediate vesting and lapse of all forfeiture provisions relating to, and restrictions upon transfer of, all previously issued shares of restricted Company stock; and (iv) continuing medical, dental, life, disability and hospitalization benefits, at Company expense, for Executive and his family as then in effect, for a period of 24 months following the date of termination. At any time prior to a Termination Following a Change in Control, Executive may elect to have the payments required pursuant to Sections 6(a)(i) and (iv)

made in equal installments over 24 months, commencing within 15 days following the date of a Termination Following a Change in Control. Under no circumstances shall the Company have the right to delay payment of any amounts due under this Agreement.

(b) Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement be reduced by any amounts earned or accrued through the date of termination or by any amounts to which Executive shall be entitled by law (nor shall payment hereunder be deemed in lieu of such amounts), by any retirement benefits after the date of termination, or otherwise.

(e) Anything to the contrary notwithstanding, all payments required to be made by the Company hereunder to Executive or his estate or beneficiaries shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Company may reasonably determine it should withhold pursuant to applicable law or regulation. In lieu of withholding such amounts, the Company may accept other provisions to the end that it has sufficient funds to pay all taxes required to be withheld in respect of any of such payments.

6. Taxes. Notwithstanding anything in this Agreement to the contrary, in the event that payments under Section 5(a) of this Agreement (the “Termination Payment”), either alone or together with other payments (or the value of other benefits) which Executive has the right to receive from the Company in connection with a Change in Control, would not be deductible (in whole or in part) by the Company as a result of any Termination Payment constituting a “parachute payment” within the meaning of Section 280G of the Code, the Termination Payment shall be reduced to the largest amount as will result in no portion of the Termination Payment (or such other payments and/or benefits) not being fully deductible by the Company as a result of Section 280G of the Code. The determination of the amount of any such required reduction pursuant to the foregoing provision, and the valuation of any non-cash benefits for purposes of such determination, shall be made exclusively by the firm that was acting as the Company’s auditors prior to the Change in Control (whose fees and expenses shall be borne by the Company, and such determination shall be conclusive and binding).

7. Definition of “For Cause”. The termination of Executive’s employment by the Company shall be deemed “For Cause” if it results from (a) the willful and continued failure by Executive substantially to perform his reasonably assigned employment duties or regular failure to follow the specific directives of the Board (in either case other than a failure resulting from Executive’s incapacity due to Disability), after written demand for substantial performance, that specifically identifies the manner in which the Company believes Executive has not substantially performed his duties, is delivered by the Company to Executive; or (b) the willful engaging by Executive in misconduct which is materially injurious to the Company, monetarily or otherwise. For purposes of this Section 7, no act, or failure to act, on Executive’s part shall be considered “willful” unless done, or omitted to be done, intentionally, and without a reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated For Cause hereunder without (i) reasonable advance written notice setting forth the reasons for the Company’s intention to terminate For Cause, (ii) a reasonable opportunity for Executive to cure any such breach during the 30-day period after Executive’s receipt of such notice, and (iii) an opportunity at any reasonable time during the 30-day period after Executive’s receipt of such notice, for Executive, together with his counsel, to be heard before the Board.

8. Miscellaneous.

(a) Intent. This Agreement is made by the Company in order to induce Executive to remain in the Company’s employ, with the Company’s acknowledgment and intent that it will be relied upon by Executive, and in consideration of the services to be performed by Executive from time to time hereafter. However, this Agreement is not an agreement to employ Executive for any period of time or at all. This Agreement is intended only as an agreement to provide Executive with specified compensation and benefits if he or she is terminated following a Change in Control.

(b) Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Florida. Any action brought by a party to this Agreement shall be brought and maintained in a court of competent jurisdiction in Sarasota County, Florida.

(c) Assumption of Agreement. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree in writing to perform this Agreement. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall require the Company to pay to Executive compensation from the Company in the same amount and on the same terms as Executive would be entitled hereunder in the event of a Termination Following Change in Control of the Company, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed to be the date on which Executive shall receive such compensation from the Company. As used in this Agreement, “Company” shall mean the Company as herein above defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

(d) Successors and Assigns. This Agreement shall inure to the benefit of, and be enforceable by, Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amount would still be payable to Executive hereunder if Executive had continued to live, all such amounts, shall be paid in accordance with the terms of this Agreement to Executive’s devisee, legatee or other designee or, if there is no such designee, to Executive’s estate.

(e) Notices. Except as otherwise expressly provided herein, any notice, demand or payment required or permitted to be given or paid shall be deemed duly given or paid only if personally delivered or sent by United States mail and shall be deemed to have been given when personally delivered or three (3) days after having been deposited in the United States mail, certified mail, return receipt requested, properly addressed with postage prepaid. All notices or demands shall be effective only if given in writing. For the purpose hereof, the addresses of the parties hereto (until notice of a change thereof is given as provided in this Section 8(d), shall be as follows:

The Company:	Gregory C. Yadley, Corporate Secretary Sun Hydraulics Corporation c/o Shumaker, Loop & Kendrick, LLP 101 East Kennedy Boulevard, Suite 2800 Tampa, Florida 33602

Executive:	Allen J. Carlson 6673 Taeda Drive Sarasota, Florida 34241

(f) Severability. In the event any provision in this Agreement shall be invalid, illegal or unenforceable, such provision shall be severed from the rest of this Agreement and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(g) Entirety. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior or contemporaneous agreement or understandings relating to the subject matter hereof.

(h) Non-Exclusivity of Rights. Nothing in this Agreement shall prevent or limit Executive’s continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company (except for any severance or termination policies, plans, programs or practices) and for which Executive may qualify, nor shall anything in this Agreement limit or reduce such rights as Executive may qualify, nor shall anything in this Agreement limit or reduce such rights as Executive may have under any other agreements with the Company (except for any severance or termination agreement). Amounts that are vested benefits or that Executive is otherwise entitled to receive under any plan or program of the Company shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

(i) Amendment. This Agreement may be amended only by a written instrument signed by the Company and Executive, which makes specific reference to this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

SUN HYDRAULICS CORPORATION		“EXECUTIVE”

By:	/s/ Ferdinand E. Megerlin	/s/ Allen J. Carlson
	Ferdinand E. Megerlin, Chairman	ALLEN J. CARLSON
Board of Directors